Exhibit 10.8

RECOGNITION AGREEMENT

THIS RECOGNITION AGREEMENT (this “Agreement”) is made as of the 2nd day of February, 2007, by and among COLUMN FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “Holder”), HRHH HOTEL/CASINO, LLC, a Delaware limited liability company (“Owner”), HARD ROCK HOTEL, INC., a Nevada corporation (“Tenant/Sublandlord”), and GOLDEN HRC, LLC, a Nevada limited liability company (“Subtenant”).

RECITALS

A. Owner is the owner of that certain real property and the improvements thereon more particularly described in Exhibit A hereto (the “Property”).

B. Tenant/Sublandlord is the tenant under a certain Lease (as the same may be amended, modified or supplemented from time to time, the “Lease”) between Owner and Tenant, dated as of February 2, 2007, covering that portion of the Property more particularly described in Exhibit B hereto (the “Leased Premises”).

C. Subtenant is the subtenant under a certain Casino Sublease (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, the “Sublease”), dated as of November 6, 2006, pursuant to which Tenant/Sublandlord is the sublandlord thereunder, covering the entire Leased Premises (which Leased Premises are referred to in the Sublease, and shall hereafter be referred to herein, as the “Premises”), a true, correct and complete copy of which Sublease is attached hereto as Exhibit C.

D. This Agreement is being entered into in connection with a certain loan (the “Loan”) which Holder has made to Owner and to certain Affiliates of Owner pursuant to that certain Loan Agreement, dated as of February 2, 2007, by and among Holder, Owner, HRHH Café, LLC, HRHH Development, LLC, HRHH IP, LLC and HRHH Gaming, LLC (as the same may be amended, modified, supplemented, restated and/or replaced from time to time, the “Loan Agreement”), and which is secured, in part, by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 2, 2007 (as the same may be amended, modified, supplemented, restated and/or replaced from time to time, the “Deed of Trust”), and an Assignment of Leases and Rents dated as February 2, 2007 (as the same may be amended, modified, supplemented, restated and/or replaced from time to time, the “Assignment”; and the Loan Agreement, the Deed of Trust, the Assignment and the other documents executed and delivered in connection with the Loan, as any of the same may be amended, modified, supplemented, restated and/or replaced from time to time, being hereinafter collectively referred to as the “Loan Documents”), each covering and encumbering the entire Property, including the Premises.

E. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Sublease.

AGREEMENT

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Continuation and Attornment.

(a) Holder agrees that, if Holder exercises any of its rights under the Loan Documents such that Holder, any designee of Holder or any third party purchaser becomes the owner of the Premises (any of the foregoing, together with their respective successors and/or assigns, a “Successor Owner”), including, but not limited to, an entry by Holder pursuant to the Deed of Trust, a foreclosure of the Deed of Trust, an exercise of the power of sale under the Deed of Trust, a deed in lieu of foreclosure or otherwise (collectively, a “Foreclosure”): (a) the Sublease shall automatically continue in full force and effect as a direct lease between the Successor Owner and Subtenant, subject to all of the terms, covenants and conditions of the Sublease, and (b) subject to the terms of the Sublease, including, without limitation, any termination rights contained therein, the Successor Owner shall not disturb Subtenant’s right of quiet possession of the Premises under the terms of the Sublease so long as no Event of Default under the Sublease shall have occurred and be continuing. Subject to the Gaming Laws, in the event of a Foreclosure, Subtenant shall, attorn to the Successor Owner upon such Foreclosure, and recognize such Successor Owner as Landlord under the Sublease. Nothing contained herein shall prevent Holder from naming Subtenant in any Foreclosure initiated in order for Holder to avail itself of and complete any such Foreclosure, provided that the reasonable expense of Subtenant incurred therein shall be borne by Holder.

(b) If a Successor Owner succeeds to Tenant/Sublandlord’s interest in the Sublease in accordance with this Agreement, then to the extent Gaming Employees continue to be provided by Tenant/Sublandlord in accordance with the terms of the Sublease, Subtenant hereby acknowledges and agrees that such provision by Tenant/Sublandlord will satisfy Successor Holder’s obligations with respect thereto under Section 5.1 of the Sublease.

2. Successor Owner Liability Limitations. Subtenant agrees that, in the event a Successor Owner succeeds to the interest of Tenant/Sublandlord under the Sublease, such Successor Owner shall not be:

(a) bound by any payment of Base Rent or Additional Rent which Subtenant might have paid for more than one month in advance of the due date under the Sublease to any prior sublandlord or landlord under the Sublease (including, without limitation, Tenant/Sublandlord); or

(b) bound by any amendment or modification of the Sublease made without the consent of Holder, other than any ministerial, non-monetary amendment or modification.

3. Notices to Holder and Cure Rights. Subtenant hereby agrees to give to Holder copies of all notices of Tenant/Sublandlord’s default(s) under the Sublease in the same manner as, and whenever, Subtenant shall give any such notice of default to Tenant/Sublandlord, directed to Holder as set forth in the notice provisions hereof. Subject to Subtenant’s termination rights under the Sublease, Holder shall have the right but not the obligation to remedy any Tenant/Sublandlord default under the Sublease, or to cause any default of Tenant/Sublandlord under the Sublease to be remedied, and for such purpose Subtenant hereby grants Holder, in addition to the period given to Tenant/Sublandlord for remedying defaults, an additional thirty (30) days to remedy, or cause to be remedied, any such default. Subtenant shall accept performance by Holder of any term, covenant, condition or agreement to be performed by Tenant/Sublandlord under the Sublease with the same force and effect as though performed by Tenant/Sublandlord. Holder shall have the right, without Subtenant’s consent, to effectuate a Foreclosure under the Deed of Trust or to exercise any other remedies under the Loan Documents, to the extent not inconsistent with the provisions hereof or of the Sublease.

4. No Prior Assignments. Subtenant has no knowledge of any prior assignment or pledge by Tenant/Sublandlord of any amounts payable and/or accruing under the Sublease.

5. General Representations.

(a) Subtenant has full right, power and authority to enter into and perform its obligations under this Agreement. Each individual executing this Agreement on behalf of Subtenant is duly authorized to execute and deliver this Agreement on behalf of Subtenant in accordance with Subtenant’s operating agreement, and this Agreement is binding upon Subtenant in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity.

(b) Tenant/Sublandlord has full right, power and authority to enter into and perform its obligations under this Agreement. Each individual executing this Agreement on behalf of Tenant/Sublandlord is duly authorized to execute and deliver this Agreement on behalf of Tenant/Sublandlord in accordance with a duly adopted resolution of the Board of Directors of Tenant/Sublandlord or in accordance with the by-laws of Tenant/Sublandlord, and this Agreement is binding upon Tenant/Sublandlord in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity.

(c) Owner has full right, power and authority to enter into and perform its obligations under this Agreement. Each individual executing this Agreement on behalf of Owner is duly authorized to execute and deliver this Agreement on behalf of Owner in accordance with Owner’s operating agreement, and this Agreement is binding upon Owner in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity.

(d) Holder has full right, power and authority to enter into and perform its obligations under this Agreement, and to act as agent for any co-Holder in entering into and performing any co-Holder’s obligations under this Agreement. Each individual executing this Agreement on behalf of Holder is duly authorized to execute and deliver this Agreement on behalf of Holder in accordance with a duly adopted resolution of the Board of Directors of Holder or in accordance with the by-laws of Holder, and this Agreement is binding upon Holder in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity.

6. Agreements Regarding Specific Provisions of the Sublease. Subtenant, Tenant/Sublandlord and Owner hereby agree to the following with respect to the referenced Sections of the Sublease:

(a) Section 1.8. Notwithstanding the provisions of Section 1.8 of the Sublease or any other provision of the Sublease to the contrary, upon the expiration or earlier termination of the Sublease, subject to Gaming Laws, Subtenant shall transfer the Gaming Assets to such person or entity as shall be jointly designated in writing by Holder and Tenant/Sublandlord at such time, provided that Holder and Tenant/Sublandlord hereby agree that: (i) if at such time Tenant/Sublandlord or an Affiliate thereof has obtained all Gaming Approvals with respect to the Premises, then Holder and Tenant/Sublandlord shall direct Subtenant to transfer the Gaming Assets to Tenant/Sublandlord or such Affiliate, as applicable, or (ii) if at such time neither Tenant/Sublandlord nor any Affiliate thereof has obtained all Gaming Approvals with respect to the Premises but an unaffiliated Qualified Gaming Operator (as defined in the Loan Agreement) has obtained all Gaming Approvals with respect to the Premises, then Holder and Tenant/Sublandlord shall direct Subtenant to transfer the Gaming Assets to such Qualified Gaming Operator, or (iii) if at such time no person or entity has obtained all Gaming Approvals with respect to the Premises, then Holder and Tenant/Sublandlord shall direct Subtenant to transfer the Gaming Assets to such person or entity designated by Holder in its sole discretion, including, without limitation, to an escrow agent selected by Holder in its sole discretion. In furtherance of the foregoing, and in the event Tenant/Sublandlord fails to take such action within five (5) Business Days after Holder’s notification to Tenant/Sublandlord regarding same, Tenant/Sublandlord hereby (A) grants to Holder a power of attorney, which shall be irrevocable and coupled with an interest, so that Holder shall have the right to execute on behalf of Tenant/Sublandlord any notice contemplated under any of the foregoing clauses (i), (ii) or (iii) so long as the person or entity designated in such notice shall be consistent with the requirements of such foregoing clause (i), (ii) or (iii), as applicable, and (B) expressly agrees that Subtenant may rely upon any such notice signed on Tenant/Sublandlord’s behalf by Holder pursuant to the foregoing power of attorney. Subtenant shall have no liability to Tenant/Sublandlord or Holder, and shall be indemnified and held harmless by them from the claims of any third party, for following the directions in any notice given pursuant to this Section 8(b). In the event inconsistent instructions are given, Subtenant may bring an action in interpleader with respect to disposition of the Gaming Assets, and Tenant/Sublandlord and Holder shall be jointly and severally liable to Subtenant for all fees and costs incurred by Subtenant in bringing and pursuing any such action.

(b) Section 2.3. With respect to Section 2.3 of the Sublease, Subtenant expressly acknowledges that Owner, its agents, employees, servants, contractors, licensees, business invitees and customers shall also have the non-exclusive right of access through the Gaming Operations Location, but only to the extent permissible under the Gaming Laws.

(c) Section 4.3. Notwithstanding the provisions of Section 4.3 of the Sublease, all Rent and other monies required to be paid to Tenant/Sublandlord under the Sublease, including, without limitation, (i) any payment on account of accrued interest and/or unpaid principal under any Shortfall Note, (ii) any payment on account of accrued interest and/or unpaid principal under the Gaming Asset Note, (iii) any payment on account of accrued interest and/or unpaid principal under the Working Capital Note, (iv) any Working Capital remaining upon the expiration or earlier termination of the Sublease, and (v) subject to the following Paragraph 6(d) hereof, any funds remaining in the Surplus Fund Reserve upon the expiration or earlier termination of the Sublease, shall be paid without offset, deduction, prior notice or demand, in lawful money of the United States of America, to the following account: account identified on Exhibit D attached hereto and made a part hereof. No change in the aforementioned account shall be effective without the prior consent of Holder, provided that in the event inconsistent instructions are given, Subtenant may bring an action in interpleader with respect to payment of Rent and other monies required to be paid to Tenant/Sublandlord under the Sublease and Tenant/Sublandlord and Holder shall be jointly and severally liable to Subtenant for all fees and costs incurred by Subtenant in bringing and pursuing any such action.

(d) Section 4.5. Notwithstanding the last sentence of Section 4.5 of the Sublease or any other provision of the Sublease to the contrary, subject to Gaming Laws (and prior approval of the Gaming Authorities if deemed reasonably necessary by Subtenant), upon the expiration or earlier termination of the Sublease, Subtenant shall transfer all funds remaining in the Surplus Reserve Fund to such person or entity as shall be jointly designated in writing by Holder and Tenant/Sublandlord at such time, provided that Holder and Tenant/Sublandlord hereby agree that: (i) if at such time Tenant/Sublandlord or an Affiliate thereof has obtained all Gaming Approvals with respect to the Premises, then Holder and Tenant/Sublandlord shall direct Subtenant to transfer all funds remaining in the Surplus Reserve Fund as contemplated by Section 4.3 of the Sublease, as modified pursuant to the foregoing Paragraph 6(c) hereof, or (ii) if at such time neither Tenant/Sublandlord nor any Affiliate thereof has obtained all Gaming Approvals with respect to the Premises but an unaffiliated Qualified Gaming Operator (as defined in the Loan Agreement) has obtained all Gaming Approvals with respect to the Premises, then Holder and Tenant/Sublandlord shall direct Subtenant to transfer all funds remaining in the Surplus Reserve Fund to such Qualified Gaming Operator, or (iii) if at such time no person or entity has obtained all Gaming Approvals with respect to the Premises, then Holder and Tenant/Sublandlord shall direct Subtenant to transfer all funds remaining in the Surplus Reserve Fund to such person or entity designated by Holder in its sole discretion, including, without limitation, to an escrow agent selected by Holder in its sole discretion. In furtherance of the foregoing, and in the event Tenant/Sublandlord fails to take such action within five (5) Business Days after Holder’s notification to Tenant/Sublandlord regarding same, Tenant/Sublandlord hereby (A) grants to Holder a power of attorney, which shall be irrevocable and coupled with an interest, so that Holder shall have the right to execute on behalf of Tenant/Sublandlord any notice contemplated under any of the foregoing clauses (i), (ii) or (iii) so long as the person or entity designated in such notice shall be consistent with the requirements of such foregoing clause (i), (ii) or (iii), as applicable, and (B) expressly agrees that Subtenant may rely upon any such notice signed on Tenant/Sublandlord’s behalf by Holder pursuant to the foregoing power of attorney. In the event inconsistent instructions are given, Subtenant may bring an action in interpleader with respect to disposition of the Gaming Assets, and Tenant/Sublandlord and Holder shall be jointly and severally liable to Subtenant for all fees and costs incurred by Subtenant in bringing and pursuing any such action. Holder, Subtenant and Tenant/Sublandlord hereby acknowledge that notwithstanding anything contained in this Agreement or the Sublease, the approval of the Nevada Gaming Commission has been granted subject to a condition that Tenant/Sublandlord’s

Share of the Surplus Reserve Fund shall not be disbursed to any person or entity unless and until licensed by the Nevada Gaming Commission (the “Gaining Surplus Reserve Fund Condition”), and Subtenant shall not be required to comply with any provision of this Agreement or the Sublease if such compliance would constitute a violation of the Gaming Surplus Reserve Fund Condition.

(e) Section 4.8. Holder hereby acknowledges that all payments to be made to Subtenant under the Sublease are prior to and shall not be subordinate to the Loan or to any payment thereunder.

(f) Section 7.8(a). Simultaneously with Subtenant giving Tenant/Sublandlord notice of any actual or threatened Infringement of the Marks, Subtenant shall also send a copy thereof to Holder in accordance with the notice provisions hereof.

(g) Section 10.1(ii). Notwithstanding the provisions of Section 10.1(ii) of the Sublease, all proceeds of loss of rents insurance or business income insurance payable to Subtenant with respect to the Premises and the Gaming Operations shall be treated by Subtenant as though such proceeds were actual Casino Revenues and shall be applied in accordance with the provisions of the Sublease governing the application of Casino Revenues.

(h) Sections 10.3 and 10.4. Notwithstanding the provisions of Section 10.3 and/or Section 10.4 of the Sublease, all insurance provided for in the Sublease (i) shall designate Holder, Owner and Tenant/Sublandlord as additional insureds, as their respective interests shall appear and (ii) shall designate Holder as the loss payee but only to the extent insurance proceeds are otherwise payable to Tenant/Sublandlord.

7. Additional Covenants.

(a) Holder’s consent, not to be unreasonably withheld, shall be required to any (i) amendment or modification of the Sublease, unless such amendment or modification is ministerial and non-monetary in nature, (ii) waiver of any material provision of the Sublease and (iii) any termination of the Sublease. Holder, Subtenant and Tenant/Sublandlord hereby acknowledge that notwithstanding anything contained in this Agreement or the Sublease, the approval of the Nevada Gaming Commission has been granted subject to a condition that any amendment or modification of the Sublease requires the prior administrative approval of the Chairman of the Nevada Gaming Control Board or his designee (the “Gaming Sublease Amendment Condition”), and Subtenant shall not enter into any amendment or modification of the Sublease absent compliance with the Gaming Sublease Amendment Condition.

(b) Upon the expiration or earlier termination of the Sublease, Subtenant agrees that, at the request and the reasonable expense of Holder, it shall take all steps reasonably necessary to “surrender” its Gaming Approvals for purposes of NRS Chapter 463B.

8. Pledge of Notes by Tenant/Sublandlord. Holder, Subtenant and Tenant/Sublandlord hereby acknowledge and agree to the following: (a) Tenant/Sublandlord is pledging its interest in each Shortfall Note, in the Working Capital Note and in the Gaming Asset Note and related security agreement (collectively, the “Gaming Notes”) to Holder as collateral for a guaranty of certain Loan obligations given by Tenant/Sublandlord to Holder (the “Loan

Guaranty”), (b) the original of the Working Capital Note and the Gaming Asset Note have been delivered to Holder and shall be held by Holder, it being acknowledged and agreed that the fact that Holder is holding such Working Capital Note and Gaming Asset Note shall not be deemed to amend, modify, limit, or vitiate any of the terms thereof or of the Sublease relating thereto, (c) upon execution of each Shortfall Note, if any, Subtenant shall promptly deliver the original thereof to Holder and thereafter Holder shall hold the same, it being acknowledged and agreed that the fact that Holder is holding such Shortfall Note shall not be deemed to amend, modify, limit, or vitiate any of the terms thereof or of the Sublease relating thereto; (d) Holder acknowledges that, in accordance with the terms of the Sublease, the Working Capital Note shall be deemed satisfied in full upon the transfer to Tenant/Sublandlord or its designee of the Working Capital upon expiration or earlier termination of the Sublease, and agrees to make no claim under the Working Capital Note following the transfer of the Working Capital in accordance with the terms of the Sublease; (e) Holder acknowledges that, in accordance with the terms of the Sublease, the Gaming Asset Note shall be deemed satisfied in full upon the transfer to Tenant/Sublandlord of the Gaming Assets upon expiration or earlier termination of the Sublease, and agrees to make no claim under the Gaming Assets Note following the transfer of the Gaming Assets in accordance with the terms of the Sublease, as modified by the provisions of Section 6(a) hereof; and (f) Holder acknowledges that, in accordance with the terms of the Sublease, the Shortfall Notes shall be deemed satisfied in full upon the transfer to Tenant/Sublandlord of the Gaming Assets upon expiration or earlier termination of the Sublease, and agrees to make no claim under the Shortfall Notes following the transfer of the Gaming Assets in accordance with the terms of the Sublease as modified by the provisions of Section 6(a) hereof.

9. Notices. Any notice or other communication required or permitted to be given by a party hereunder shall be in writing, and shall be deemed to have been given by such party to the other party or parties (a) on the date of personal delivery or delivery by a reputable overnight courier, (b) on the next business day following any facsimile transmission to a party at its facsimile number set forth below; provided, however, such delivery is concurrent with delivery pursuant to the provisions of clauses (a) or (c) of this Section 9, or (c) three business days after being placed in the United States mail, as applicable, registered or certified, postage prepaid addressed to the following addresses (each of the parties shall be entitled to specify a different address by giving notice as aforesaid):

If to Subtenant:	Golden HRC, LLC
6595 South Jones Boulevard
Las Vegas, Nevada 89118
Attention: Blake L. Sartini and Rod S. Atamian
Facsimile No. (702) 891-4206

with a copy to:	Jones Vargas
3773 Howard Hughes Parkway
Suite 300 South
Las Vegas, Nevada 89169
Attention: Jodi R. Goodheart and Michael G. Alonso
Facsimile No. (702) 734-2722

If to Holder:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Edmund Taylor
Facsimile No. (212) 352-8106

with a copy to:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Legal and Compliance Department
Attention: Casey McCutcheon, Esq.
Facsimile No. (917) 326-8433

and a copy to:	Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue
New York, New York 10022
Attention: Jeffrey B. Steiner, Esq.
Re: [Hard Rock/Rand Peppas]
Telecopier: (212) 603-2001

If to Tenant/ Sublandlord:	Hard Rock Hotel, Inc.
c/o Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Attention: Marc Gordon, Chief Investment Officer
Facsimile No. (212) 277-4201

with a copy to:	Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
29th Floor
New York, New York 10019
Attention: Stephen Gellman, Esq.
Facsimile No. (212) 403-2000

and a copy to:	Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
Attention: Michelle Kelban, Esq.
Facsimile No. (212) 751-4864

Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, CA 90071
Attention: Paul Fuhrman, Esq.
Facsimile No. (213) 891-8763

If to Owner:	HRHH Hotel/Casino, LLC
c/o Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Attention: Marc Gordon, Chief Investment Officer
Facsimile No. (212) 277-4201

with a copy to:	Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
29th Floor
New York, New York 10019
Attention: Stephen Gellman, Esq.
Facsimile No. (212) 403-2000

and a copy to:	Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
Attention: Michelle Kelban, Esq.
Facsimile No. (212) 751-4864

10. Definitions of Parties. The term “Holder” as used herein includes any successor or assign of the named Holder herein, including without limitation, any co-Holder at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns; the term “Subtenant” as used herein includes any successor and permitted assign of the named Subtenant herein; the term “Tenant/Sublandlord” as used herein includes any successor and permitted assign of the named Tenant/Sublandlord herein; and the term “Owner” as used herein includes any permitted successor owner of the Premises.

11. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

12. Amendment; Termination; Waiver. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party(ies) against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada without reference to Nevada’s principles of conflicts of law.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same original Agreement.

15. Recitals. The Recitals set forth at the beginning of this Agreement are hereby incorporated into and made a part of the substantive provisions of this Agreement.

16. Costs of Compliance. Any and all costs and expenses of Subtenant expended in compliance with this Agreement shall be Landlord Expenses under the Sublease, and shall, if paid by Subtenant, be reimbursed to Subtenant by Tenant/Sublandlord upon demand.

17. Gaming Laws. This Agreement is subject to the Gaming Laws. Holder expressly acknowledges and agrees that all rights, remedies, powers and obligations of each party under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that any applicable required approvals of the Gaming Authorities (including prior approvals) are obtained.

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IN WITNESS WHEREOF, the patties hereto have executed this Recognition Agreement as of the date first above written.

COLUMN FINANCIAL, INC., a Delaware corporation

By:	/s/ Roman Marin
Name:	Roman Marin,
Title:	Vice President

GOLDEN HRC, LLC,
a Nevada limited liability company

By:	Golden Gaming, Inc.,
Member/Manager

By:	/s/ Rod Atamian
Name:	Rod Atamian
Title:	CFO-EVP

HARD ROCK HOTEL, INC.,
a Nevada corporation

By:	/s/ Richard Szymanski
Richard Szymanski
Vice President

HRHH HOTEL/CASINO, LLC, a Delaware limited liability company

By:	/s/ Richard Szymanski
Richard Szymanski
Vice President

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

[omitted]

EXHIBIT B

DESCRIPTION OF LEASED PREMISES

[omitted]

EXHIBIT C

COPY OF SUBLEASE

[omitted]

EXHIBIT D

LOCKBOX ACCOUNT INFORMATION

[omitted]

EXHIBIT “A”

SITE PLAN

[omitted]

EXHIBIT “B”

REFERENCE BALANCE SHEET

[omitted]

EXHIBIT “C”

BILL OF SALE

[omitted]

EXHIBIT “D”

TRADEMARK AGREEMENT

[omitted]

EXHIBIT “E”

ASSIGNMENT AGREEMENT

[omitted]

EXHIBIT “F”

GAMING ASSET NOTE

[omitted]

EXHIBIT “G”

SHORTFALL NOTES

[omitted]

EXHIBIT “H”

WORKING CAPITAL NOTE

[omitted]

EXHIBIT “I”

COMPLIMENTARY RATES AND ROOM BLOCKS

[omitted]

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